Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation Subject to Rule 10f-3
Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 2000
THROUGH MAY 31, 2000

ALLIANCE HIGH YIELD


						Principal
				       Date     Amount
Security**                Cusips     Purchased  Purchased  Price

XM Satellite Radio, Inc.  9B375YAD8  03/10/00   $2,000,000 $100.00



		Total          % of
Principal       Principal       Issue                       Principal
Amount          Amount         Purchased                    Amount
Purchased by    Issued         By           Purchased        Held
Fund Group      (000)          Group (1)    From            5/31/00

$4,000,000      $325,000        1.23%       Bear Stearns       0


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1) Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible
    Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.




Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation Subject to Rule 10f-3
Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 2000
THROUGH AUGUST 31, 2000

ALLIANCE HIGH YIELD FUND


						     Principal
					 Date        Amount
Security**                   Cusips      Purchased   Purchased   Price

Tenet Healthcare Corp.       88033GAN0   06/13/00    $2,000,000  $100.00


		Total       % of
Principal       Principa    Issue                      Principal
Amount          Amount      Purchased                  Amount
Purchased by    Issued      By           Purchased     Held
Fund Group      (000)       Group (1)    From          8/31/00

$2,000,000      $400,000    1.00%       JP MORGAN      2,000,000



* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1)  Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of(i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.